                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement [Form S-3 No. 333- ] and related Prospectus of Advanced Micro Devices, Inc. for the registration of its debt and equity securities and to the incorporation by reference therein of our report dated January 14, 2000, with respect to the consolidated financial statements and schedule of Advanced Micro Devices, Inc. included in and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 26, 1999, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

San Jose, California
September 6, 2000